TEMPORARY FORBEARANCE AGREEMENT

This Temporary Forbearance Agreement (this “Agreement”) is entered into and effective as of May 7, 2008 by and among RED MILE ENTERTAINMENT, INC., a Delaware corporation and its subsidiaries (collectively, the “Borrower”) and TIGER PAW CAPITAL CORP., an Alberta Company (“Lender”).

RECITALS

A.
Borrower and Lender are parties to that certain Revolving Line of Credit Agreement dated February 11, 2008 (the “Credit Agreement”) pursuant to which Borrower issued to Lender a promissory note dated February 11, 2008 in the principal sum of $1,000,000.00 (the “Promissory Note”);

B.	Under the Credit Agreement, Borrower is obligated to pay Lender on demand, but in no event later than 90 days after the date an advance is made under the Credit Agreement;

C.
Borrower has requested and Lender has agreed, for a period commencing May 7, 2008 and ending November 7, 2008 (the “Forbearance Period”) and subject to the terms and conditions of this Agreement, (a) to waive any default or Event of Default under the Credit Agreement or the Promissory Note existing solely as a result of the failure by Borrower to pay Lender amounts due, or which become due during the Forbearance Period, on account of advances already drawn by Borrower under the Credit Agreement (the “Forbearance Payments”), (b) to not make demand for repayment under the Credit Agreement or the Promissory Note, and (c) to refrain from exercising its rights and remedies against Borrower in connection with any failure by Borrower to pay Lender the Forbearance Payments.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration the parties agree as follows:

1.	Waiver of Default

Lender hereby waives any default or Event of Default under the Credit Agreement or the Promissory Note existing solely as a result of Borrower’s failure to pay Lender the Forbearance Payments during the Forbearance Period. Borrower acknowledges that interest shall continue to accrue as provided in the Credit Agreement and Promissory Note.

2.	Standstill

Lender hereby agrees that during the Forbearance Period Lender will not (a) make demand for repayment under the Credit Agreement or the Promissory Note or (b) exercise any remedy under the Credit Agreement or the Promissory Note, at law or in equity, which it hereafter may have in respect of any default or Event of Default resulting solely from the failure of Borrower to pay to Lender the Forbearance Payments.

3.	Termination

This Agreement shall terminate upon the earlier of (a) the occurrence of an Event of Default under the Credit Agreement other than in connection with the Forbearance Payments and (b) the end of the Forbearance Period.  Upon termination of this Agreement, the Forbearance Payments will be due and payable according to the terms of the Credit Agreement and Promissory Note, except that no Event of Default shall have occurred by reason of Borrower’s failure to pay the Forbearance Payments during the Forbearance Period.

4.	No Other Waiver

Except to the extent expressly set forth in this Agreement, nothing contained herein shall be deemed to (a) be a consent to, or waiver of, any default or Event of Default under the Credit Agreement or Promissory Note; or (b) prejudice any right or remedy which Lender may now have or may in the future have under the Credit Agreement or the Promissory Note or otherwise.  Except as expressly provided herein, the Credit Agreement and Promissory Note shall continue unchanged and in full force and effect, and all rights, powers and remedies of Lender thereunder and under applicable law are hereby expressly reserved.

5.	Miscellaneous

(a)	Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)	This Agreement shall be a contract made under and governed by the laws of the State of California.

(d)	This Agreement shall be binding on, and inure to the benefit of, Borrower, Lender and their respective successors and assigns

(e)	All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:                                                                                     LENDER:

RED MILE ENTERTAINMENT, INC.                                              TIGER PAW CAPITAL CORP.

By:           _______________________________                       By:        ______________________________

Name:      _______________________________                       Name:   _____________________________

Title:        _______________________________                       Title:     _____________________________

10556339.1

3